                                 THIRD AMENDMENT TO
                             DATA PROCESSING SERVICE AGREEMENT

This Third Amendment to Data Processing Service Agreement (the "Amendment") is made as of October 1, 1991 by and between Central Life Assurance Company, an Iowa corporation, having its corporate office at 611 Fifth Avenue, Des Moines, Iowa 50309 ("Central") and Midland Savings Bank, FSB, F/K/A Midland Financial Savings and Loan Association, having its corporate office at 606 Walnut, Des Moines, Iowa 50309 ("Midland").

The parties hereto agree as follows:

1. BACKGROUND. Central and Midland entered into a Data Processing Service Agreement dated as of November 1, 1989 as amended by the First Amendment dated September 30, 1990 and the Second Amendment dated as of May 1, 1991 (the "Agreement"). As a result of an OTS audit, Central was made aware that the frequency of testing of the Disaster Recovery Plan is different from the testing frequency specified in the Data Processing Service Agreement. Accordingly, Central and Midland wish to modify the Agreement.

2.  AMENDMENTS TO AGREEMENT. Section 1.04 is hereby amended to replace:

"Central will backup all programs and data daily. The backup tapes are transported to a secure offsite backup facility. The recovery plan is tested quarterly by transporting the tapes to the "hot site" facility, currently located in Chicago. All pertinent information regarding the test is documented and available for inspection by Midland or its designate. Such information includes, but is not limited to, location of the test, date of the test, files and programs tested, and any problems encountered during the test."

With:

"Central will backup all programs and data daily. The backup tapes are transported to a secure offsite backup facility. The recovery plan is tested at least semi-annually by transporting the tapes to the "hot site" facility, currently located in Chicago. All pertinent information regarding the test is documented and available for inspection by Midland or its designate. Such information includes, but is not limited to, location of the test, date of the test, files and programs tested, and any problems encountered during the test."

3. CONTINUATION OF ALL OTHER TERMS AND CONDITIONS. All other terms and conditions contained in the Agreement and not specifically referred to and modified herein shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

CENTRAL LIFE ASSURANCE CO.                       MIDLAND SAVINGS BANK FSB



By /s/ George T. Eldridge Jr.                    By /s/ Randall C. Bray
  ------------------------------                   ---------------------------
  George T. Eldridge, Jr.,                          Randall C. Bray,
  Senior Vice President                             President